                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           ORION CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                               1998
                                               PROXY STATEMENT
                                               AND NOTICE OF
                                               ANNUAL MEETING
                                               OF SHAREHOLDERS
                                               ORION CAPITAL CORPORATION

[ORION LOGO]

                                                                  [CAPITAL LOGO]

                                                                     PROXY 98

                                                           Orion Capital
                                                           Corporation
                                                           9 Farm Springs Road
                                                           Farmington, CT 06032

[ORION CAPITAL LOGO]

                                                                  April 14, 1998

Dear Stockholder:

     We invite you to attend our Annual Meeting of Stockholders which will be held beginning at 9:00 a.m. on Thursday, May 28, 1998.

     The meeting will be held at Orion Capital's corporate headquarters in Farmington, Connecticut at 9 Farm Springs Road. A map and directions can be found on the back cover of this Proxy Statement. Also enclosed with this Statement are your voting card and a copy of our 1997 Annual Report.

     At the Annual Meeting, we will review Orion Capital's 1997 performance and the Company's prospects for the future, as well as answer your questions.

     We look forward to seeing you on May 28th and remind you that, even if you cannot join us, your vote is important.

     Thank you for your continued support.

                                          Very truly yours,

                                          /s/ W. MARSTON BECKER

                                          W. MARSTON BECKER
                                          Chairman of the Board and
                                          Chief Executive Officer

                           ORION CAPITAL CORPORATION
                              9 FARM SPRINGS ROAD
                         FARMINGTON, CONNECTICUT 06032
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Orion Capital Corporation (the "Company") will be held at Orion Capital Corporation, 9 Farm Springs Road, Farmington, Connecticut, on Thursday, May 28, 1998 at 9:00 A.M., Eastern Daylight Saving Time, for the following purposes:

        1. Election of the Board of Directors to serve until the 1999 Annual Meeting of Stockholders.

        2. Ratification of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for 1998.

        3. Approval of the Orion Capital Corporation Employees' Stock Purchase Plan.

        4. Transaction of any other business properly before the Annual Meeting.

     Your Board of Directors recommends a vote "in favor of" all proposals.

     Holders of the Company's Common Stock are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Company's offices, Orion Capital Corporation, Legal Department, 9 Farm Springs Road, Farmington, Connecticut 06032, during the ten-day period preceding the meeting.

     Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person.

                         By order of the Board of Directors,
April 14, 1998
                                          MICHAEL P. MALONEY
                                            Senior Vice President, General
                                          Counsel
                                              and Secretary

                     Q U E S T I O N S  AND  A N S W E R S
--------------------------------------------------------------------------------

Q: WHAT AM I VOTING ON?

A: - The election of all eleven members of the Company's Board of Directors (W.
     Marston Becker, Gordon F. Cheesbrough, John C. Colman, David H. Elliott, Victoria R. Fash, Robert H. Jeffrey, Gordon W. Kreh, Warren R. Lyons, James
     K. McWilliams, Ronald W. Moore and William B. Weaver).
   - Ratification of Deloitte & Touche LLP as independent accountants of the Company.
   -  Approval of the Orion Capital Corporation Employees' Stock Purchase Plan.
--------------------------------------------------------------------------------
Q: WHAT IS THE ORION CAPITAL CORPORATION EMPLOYEES' STOCK PURCHASE PLAN?

A: It is an employee plan available to almost all the Company's employees that provides eligible employees an incentive to purchase Orion common stock through payroll deduction. The incentive to participate in the plan is that Orion stock is purchased at a 10% discount from its fair market value. (See page 21 for more details.)
--------------------------------------------------------------------------------
Q: WHY DOES THE COMPANY WANT TO OFFER THE EMPLOYEES' STOCK PURCHASE PLAN TO EMPLOYEES?

A: It is the Company's expectation that the Stock Purchase Plan will encourage participants to: 1) remain employees of Orion, 2) more closely align their interests with those of our shareholders by buying a stake in the Company and 3) participate in the success of the Company.
--------------------------------------------------------------------------------
Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on April 6, 1998 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. (See page 1 for more details.)
--------------------------------------------------------------------------------
Q: HOW DO I VOTE?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the three proposals. You have the right to revoke your proxy at any time before the meeting by 1) notifying Orion's Secretary, 2) voting in person or 3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, W. Marston Becker, Michael P. Maloney and Peter M. Vinci will vote FOR the three proposals on your behalf.
--------------------------------------------------------------------------------
Q: IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, the names of persons directing comments to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.
--------------------------------------------------------------------------------
Q: WHO WILL COUNT THE VOTE?

A: Representatives of ChaseMellon Shareholder Services will tabulate the votes and act as inspectors of election.
--------------------------------------------------------------------------------
Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It is an indication that your shares are registered differently (ie, different spelling of your name or a different address) and are in more than one account. Sign and return all proxy cards you receive to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, ChaseMellon Shareholders Services, at (800) 851-9677.

--------------------------------------------------------------------------------
Q: WHAT CONSTITUTES A QUORUM?

A: A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. As of the Record Date, April 6, 1998, 27,529,520 shares of Orion Capital Corporation common stock were issued and outstanding. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against such proposal. Broker non-votes will be counted in determining a quorum but will not be part of the voting power present.
--------------------------------------------------------------------------------
Q: WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of the Company are invited to attend. Directions to the meeting can be found on the last page of this Proxy.
--------------------------------------------------------------------------------
Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Together, they own approximately 3.05% of our common stock as of the Record Date. (See page 8 for more details.)
--------------------------------------------------------------------------------
Q: WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS AT DECEMBER 31, 1997?

A: Neuberger & Berman, LLC (605 Third Avenue, New York, NY 10158-3698)owned 2,304,616 shares.
   Southeastern Asset Management, Inc.(6410 Poplar Ave., Suite 900, Memphis, TN 38119) owned 2,046,200 shares.
   The Orion Capital Corporation Employees' Stock Savings and Retirement Plan (9 Farm Springs Road, Farmington, CT 06032) owned 1,549,041 shares. (See page 8 for more details.)
--------------------------------------------------------------------------------
Q: WHEN ARE THE 1999 STOCKHOLDER PROPOSALS DUE?

A: In order to be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by December 11, 1998, to Michael P. Maloney, Esq., Secretary, Orion Capital Corporation, 9 Farm Springs Road, Farmington, CT 06032.
--------------------------------------------------------------------------------
Q: HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF ORION CAPITAL CORPORATION?

A: Any stockholder may recommend any person as a nominee for director of Orion Capital Corporation by writing to the Secretary of the Company or the Chairman of the Compensation and Nomination Committee, Orion Capital Corporation, 9 Farm Springs Road, Farmington, CT 06032. No recommendations were received this year from any stockholder for the 1998 Annual Stockholders Meeting. Recommendations for Board membership that are to be elected in 1999 must be received by the Company by March 20, 1999 and must be accompanied by a notarized statement from the nominee indicating his or her willingness to serve if elected and disclosing principal occupations or employment over the past five years.
--------------------------------------------------------------------------------
Q: WILL THE COMPANY HIRE PROXY SOLICITORS?

A: D.F. King & Co., Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $10,000, plus out-of-pocket expenses.
   Orion will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

                           ORION CAPITAL CORPORATION
                              9 FARM SPRINGS ROAD
                              FARMINGTON, CT 06032

                                PROXY STATEMENT

THE 1998 ANNUAL MEETING
OF STOCKHOLDERS IS TO BE
HELD ON MAY 28, 1998.         This statement is furnished in connection with the
                         solicitation of proxies by your Board of Directors (the "Board") from holders of the outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of Orion Capital Corporation (the "Company") entitled to vote at the Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being mailed to stockholders on or about April 14, 1998. A copy of the Company's Annual Report for 1997 is being mailed to all stockholders with this Proxy Statement.

THERE ARE 27,529,520
SHARES OUTSTANDING AND
ENTITLED TO VOTE AT THE
ANNUAL MEETING.               The Company's Board has fixed the close of
                         business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 27,529,520 shares of Common Stock (which number excludes 3,145,780 shares owned by the Company and its subsidiaries). Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to matters on which such holder is entitled to vote.

THE PROPOSALS FOR THE
ELECTION OF DIRECTORS
AND
RATIFICATION OF
ACCOUNTANTS
REQUIRE A MAJORITY VOTE
OF
THOSE PRESENT TO PASS.
THE
PROPOSAL TO APPROVE THE
EMPLOYEES' STOCK
PURCHASE PLAN REQUIRES A
MAJORITY VOTE OF ALL
OUTSTANDING SHARES TO
PASS.                         The presence, in person or by proxy, of a majority
                         in the number of outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Such majority being present, the affirmative vote of the holders of the majority of the shares of Common Stock represented at the Annual Meeting is required (i) for the election of each nominee for director and (ii) to ratify the appointment of the Company's independent accountants. The affirmative vote of the majority of the shares outstanding is required to approve the adoption of the Employees' Stock Purchase Plan (the "Purchase Plan"). Abstentions and broker non-votes are counted towards a quorum. Abstentions are counted in the tabulations of the votes cast but broker non-votes are not counted in such tabulations for purposes of determining whether a proposal has been approved. Thus, abstentions on any of the Company's proposals will have the effect of a vote against such proposal, but any broker non-votes will have no effect on the outcome of the proposals.

1. ELECTION OF DIRECTORS

AN ELEVEN MEMBER BOARD
IS TO BE ELECTED.             Currently, the Company has fifteen (15) members of
                         the Board of Directors. However, as a result of the Company's By-law provision which prohibits a director from standing for election to the Board after the individual has reached the age of 72 and the decision by one director to retire early, four (4) members of the Board will not seek re-election to the Board at the 1998 Annual Meeting. Messrs. Bertram J. Cohn, William
                         J. Shepherd, John R. Thorne, and Robert B. Sanborn will all retire from the Board as of the 1998 Annual Meeting of Stockholders. Consequently, pursuant to the Company's By-laws, the Board has fixed the number of directors that will be elected at the 1998 Annual Meeting of Stockholders at eleven (11) members. Those eleven directors are to be elected by the holders of the Company's Common Stock to serve until the 1999 Annual Meeting of Stockholders. Except for Messrs. William B. Weaver, David H. Elliott and Gordon W. Kreh, each nominee was reelected by the stockholders at the last Annual Meeting of Stockholders. Mr. Weaver was appointed on October 18, 1997 to fill the position on the Board left open when Mr. Roger B. Ware, formerly the President and Chief Operating Officer of Guaranty National Corporation, resigned from the Company's Board of Directors. Mr. Elliott was appointed to the Board on March 13, 1998 and Mr. Kreh was appointed to the Board on April 6, 1998, each in anticipation of the retirement of the four Board members.

                              Unless instructions to the contrary are received,
                         proxies obtained in response to this solicitation will be voted in favor of the nominees listed below to be Directors of the Company. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.

     The following information with respect to principal occupation and business experience has been furnished to the Company by the respective nominees:

                                                               PRINCIPAL OCCUPATION, FIVE-YEAR
      NAME, AGE AND POSITION                                    BUSINESS EXPERIENCE AND OTHER
         WITH THE COMPANY             DIRECTOR SINCE               CORPORATE DIRECTORSHIPS
      ----------------------          --------------           -------------------------------
W. Marston Becker, 45.............  March 8, 1996        Chairman of the Board and Chief Executive
  Chairman of the Board and                              Officer of the Company since January 1997;
  Chief Executive Officer                                Vice Chairman of the Board, March 1996-
  of the Company                                         December 1996; Senior Vice President of the
                                                         Company, July 1994-March 1996; President
                                                         and Chief Executive Officer of DPIC
                                                         Companies, July 1994-June 1996; President
                                                         and Chief Executive Officer of McDonough
                                                         Caperton Insurance Group, an insurance
                                                         brokerage firm, March 1987-July 1994.
                                                         Director: Trenwick Group, Inc. and the
                                                         American Insurance Association.
Gordon F. Cheesbrough, 45.........  September 11, 1996   President and Chief Executive Officer of
  Director                                               Altamira Investment Services, Inc., (a
                                                         Canadian investment adviser and securities
                                                         dealer) 1998-Present; Chairman and Chief
                                                         Executive Officer and member of the
                                                         Executive Committee of Scotia McLeod, Inc.,
                                                         1993-1998, President and Chief Operating
                                                         Officer, 1990-1993. Director: Scotia
                                                         McLeod, Inc.
John C. Colman, 71................  March 31, 1976       Private investor and consultant. Director:
  Director                                               Premier Farnell PLC.
David H. Elliott, 56..............  March 13, 1998       Chairman of the Board and Chief Executive
  Director                                               Officer of MBIA, Inc. and MBIA Insurance
                                                         Corporation (a publicly held financial
                                                         guarantee insurance provider),
                                                         1994-present; Chief Executive Officer of
                                                         MBIA Inc., 1992-1994; Director: Gryphon
                                                         Holdings Inc.
Victoria R. Fash, 46..............  September 11, 1996   Chief Executive Officer of IMS (a
  Director                                               health-care information service company),
                                                         1997-present; Executive Vice President and
                                                         Chief Financial Officer, Cognizant
                                                         Corporation, November 1996-1997; Senior
                                                         Vice President-Business Strategy, The Dun &
                                                         Bradstreet Corporation, 1995-November 1996,
                                                         Vice President-business operations
                                                         planning, 1994-1995, Assistant to the
                                                         President, 1991-1994.
Robert H. Jeffrey, 68.............  March 31, 1976       Chairman of the Board, Jeflion Investment
  Director                                               Company, 1994-present, President,
                                                         1974-1994; Chairman of the Board, The
                                                         Jeffrey Company (a privately held
                                                         investment company which is the parent of
                                                         Jeflion Investment Company), 1994-present,
                                                         President, 1973-1994.
Gordon W. Kreh, 50................  April 6, 1998        Director, President and Chief Executive
  Director                                               Officer of The Hartford Steam Boiler
                                                         Inspection and Insurance Company,
                                                         1994-present; Director and President,
                                                         1993-1994; Director of the American
                                                         Insurance Association.
Warren R. Lyons, 52...............  September 9, 1992    Chairman, Avco Financial Services (a
  Director                                               financial services company and a subsidiary
                                                         of Textron Inc.), 1995-present, President,
                                                         1989-1995.

                                                             PRINCIPAL OCCUPATION, FIVE-YEAR
    NAME, AGE AND POSITION                                    BUSINESS EXPERIENCE AND OTHER
       WITH THE COMPANY            DIRECTOR SINCE                CORPORATE DIRECTORSHIPS
    ----------------------         --------------            -------------------------------
James K. McWilliams, 70........  January 7, 1981      Proprietor of McWilliams & Company (investment
  Director                                            counselor), 1967-present; General Partner, Mt.
                                                      Eden Vineyards, 1986-present.
Ronald W. Moore, 53............  April 1, 1991        Adjunct Professor of Business Administration,
  Director                                            Graduate School of Business Administration,
                                                      Harvard University, 1990-present. Director:
                                                      CMAC Investment Corporation.
William B. Weaver, 47..........  October 18, 1997     President of Weaver Capital Management, 1996 -
  Director                                            present; Managing Director of Lehman Brothers,
                                                      1993-1996; Managing Director of the First
                                                      Boston Corp., 1978-1993.

THE AUDIT AND
INFORMATION SERVICES
COMMITTEE IS CHARGED
WITH THE OVERSIGHT OF
THE COMPANY'S FINANCIAL
RECORDS AND THE ADEQUACY
AND INTEGRITY OF THE
COMPANY'S INFORMATION
SYSTEMS, INCLUDING YEAR
2000 COMPLIANCE.              The Board of Directors has an Audit and
                         Information Services Committee (the "Audit Committee"), the members of which are Messrs. Colman (Chairman), Elliott, Kreh, and Ms. Fash. Messrs. Sanborn and Thorne are also currently members of the Audit Committee but will leave the Committee upon their retirement from the Board. No member of the Committee is an employee of the Company. The Audit Committee confers periodically with management, the Company's internal auditors and the Company's independent accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee also reviews the nature and extent of any non-audit services provided by the Company's independent accountants. The Audit Committee makes recommendations to the Board with respect to the foregoing and brings to the attention of the Board any criticisms and recommendations that the independent accountants may have or any suggestions of the Audit Committee itself. In addition, the Audit Committee reviews the adequacy, accuracy and security of the Company's data processing and information systems and establishes standards and procedures with respect to such systems and is charged with directing and monitoring the Company's Year 2000 compliance. During 1997, the Audit Committee held three meetings.

THE COMPENSATION AND
NOMINATION COMMITTEE
IS CHARGED WITH THE
REVIEW OF EXECUTIVE
COMPENSATION, APPROVAL
AND ADMINISTRATION OF
THE COMPANY'S BENEFIT
PLANS AND THE SELECTION,
REVIEW AND NOMINATION
OF NEW DIRECTORS.                    The Board has a Compensation and Nomination
                         Committee (the "Compensation Committee"), the members of which are Messrs. Shepherd (Chairman), Cheesbrough, Jeffrey, Lyons and McWilliams, none of whom is an employee of the Company. When Mr. Shepherd retires as a director at the 1998 Annual Meeting, Mr. Lyons will be elected Chairman. The Compensation Committee reviews the amount and terms of compensation paid to the principal executive officers of the Company and of the Company's subsidiaries and may authorize, or recommend to the Board the authorization of, such salary levels, employment agreements and general incentive compensation arrangements as the Compensation Committee may deem appropriate. Based on the Committee's ongoing review of the performance of the Company's key executives and of alternative forms of current incentive and performance-based compensation, the Board may authorize the adoption of one or more of the available alternatives in addition to or in substitution for one or more of the present components of the Company's compensation arrangements. The Compensation Committee is authorized to act as a search and nomination committee to recommend nominees to the full Board for membership on the Company's Board of Directors. Nominees suggested by stockholders (accompanied by biographical material and the candidate's written consent to nomination) sent to the Company in care of the Chairman of the Committee or the Company's Secretary will be considered by the Compensation Committee. During 1997 the Compensation Committee held four meetings.

THE FINANCE AND
INVESTMENT COMMITTEE
MONITORS THE COMPANY'S
INVESTMENT POLICIES AND
PRACTICES.                    The Board has a Finance and Investment Committee
                         (the "Investment Committee"), the members of which are Messrs. Moore (Chairman), Becker, Cheesbrough, Cohn and Weaver. Mr. Cohn will leave the Committee upon his retirement from the Board. The Investment Committee approves and recommends to the Board the adoption of the Company's investment policies and periodically reviews such policies for conformance with applicable federal and state laws and regulations and for consistency with the Company's performance objectives. The Investment Committee reviews the Company's investment portfolio for compliance with approved policies and approves, where appropriate, exceptions to defined policies. The Company's Chief Investment Officer, Mr. Raymond J. Schuyler, and Chief Financial Officer, Mr. Donald W. Ebbert, Jr., also serve as non-voting members of the Investment Committee. During 1997, the Investment Committee held three meetings.

THE EXECUTIVE COMMITTEE
ACTS IN PLACE OF THE
FULL BOARD.                        The Board also has an Executive Committee.
                         After the retirement of Messrs. Cohn and Shepherd, the members of the Executive Committee will consist of Messrs. Becker (Chairman) Colman, Moore and Lyons. The Executive Committee, during intervals between meetings of the Board, may exercise all of the powers of the Board in the management and control of the business of the Company, except as limited by law and except with respect to matters within the powers of the Audit Committee, Compensation Committee or Investment Committee. Actions taken by the Executive Committee are reported to the Board at the next meeting of the Board. During 1997, the Executive Committee held four meetings.

                              The Board held eleven meetings in 1997. Each
                         Director attended at least 75% of the aggregate number of meetings of the Board and of all committees on which he or she served.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER
PARTICIPATION.                Prior to Guaranty National Corporation
                         ("Guaranty") becoming a wholly-owned subsidiary of the Company in December, 1997, the Company's subsidiaries held 81% of the outstanding common stock of Guaranty. Guaranty was an independent company listed on the New York Stock Exchange. The Company and Guaranty had entered into a shareholder agreement with respect to the composition of the Board of Directors and committees of Guaranty. The Company had a right to designate four nominees to the Guaranty Board (one of whom was to be the Chairman of Guaranty's Board). Guaranty's Compensation Committee included the Company's nominees to the Guaranty Board. Messrs. Becker, Shepherd and Vincent T. Papa, a Senior Vice President of the Company, served as Orion's designated directors on Guaranty's Board. Mr. Sanborn, formerly President and Chief Operating Officer of the Company prior to his retirement, was also a member of Guaranty's Board. Messrs. Sanborn and Shepherd were members of Guaranty's Compensation Committee. The current Chairman of the Company's Compensation Committee is Mr. Shepherd. Mr. Shepherd was also the Chairman of Guaranty's Compensation Committee.

                              Upon Guaranty becoming a wholly-owned subsidiary
                         of the Company, all non-employee directors of Guaranty resigned. On January 2, 1998, in appreciation for their years of service to Guaranty and the Company, each such non-employee Guaranty Director, including Messrs. Shepherd, Sanborn and Ware were given, with taxes paid, 100 shares of the Company's Common Stock. On that date, the market price of the Common Stock was $45.875 per share.

DIRECTORS' COMPENSATION

DIRECTORS ARE PAID A
$20,000 ANNUAL RETAINER
FEE AND A $1,200 PER
MEETING ATTENDANCE FEE.       Fees:  During 1997 each Director who was not an
                         employee of the Company received a retainer fee of $20,000. The Chairman of the Audit Committee, the Compensation Committee and the Investment Committee of the Board each received an additional fee of $10,000. Also, during 1997 each Director received an attendance fee of $1,200 for each meeting of the Board and each meeting of a committee attended. In addition, in 1997 a fee of only $400 was paid for a committee meeting held on the same day as a meeting of the Board. Employees of the Company who serve as Directors do not receive either a retainer or any attendance fee for such service. The Company reimburses all Directors and officers for travel, lodging and related expenses which they incur in attending Directors' and committee meetings.

DIRECTORS' BENEFIT
PLANS.

THE DIRECTORS'
RETIREMENT
PLAN HAS BEEN
TERMINATED.                   Retirement Plan.  Since 1990, the Company has had
                         a pension plan for the non-employee Directors of the Company. This plan was terminated as of December 31, 1997. Under the terms of the plan, a Director was entitled on retirement to receive an annual payment equal to one half the annual retainer fee (excluding meeting fees, fees paid to committee chairmen and expenses) for Directors of the Company in effect on the date of his or her retirement. This retirement benefit was to be paid to the Director, or his or her beneficiaries, for fifteen years or the number of years that the individual served as a Director of the Company, whichever was less. In the event of a Change in Control (as defined in the plan) of the Company, benefits would have been paid out as a lump sum. As a result of the termination of the plan, in January 1998 vested benefits were paid out in cash (or credited to the Deferred Compensation Plan) to the following directors.

                                         DIRECTOR         BENEFIT PAYMENT
                                         --------         ---------------
                                  Bertram Cohn..........     $ 83,715
                                  John Colman...........       83,715     (Deferred Plan)
                                  Robert Jeffrey........       83,715     (Deferred Plan)
                                  Warren Lyons..........       42,725
                                  James McWilliams......       83,715
                                  Ronald Moore..........       51,030     (Deferred Plan)
                                  William Shepherd......       83,715
                                  John Thorne...........       83,715     (Deferred Plan)
                                                             --------
                                       Total............     $596,045

                              In addition, two Directors who had not vested in
                         their benefits under the terms of the plan prior to its termination (Ms. Fash and Mr. Cheesbrough) were each granted 200 shares of Orion Common Stock on January 2, 1998 by the Compensation Committee to cover the loss of these benefits. The market price on the date of grant was $45.875 per share.

EACH DIRECTOR MAY DEFER
ALL OR PART OF HIS OR
HER FEES UNDER THE
DEFERRED COMPENSATION
PLAN.                         Deferred Compensation Plan.  Under the Company's
                         Deferred Compensation Plan (the "Deferred Plan"), non-employee Directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee (currently 9% compounded quarterly) or (ii) as units equivalent to shares of the Company's Common Stock to which additional amounts equivalent to dividends paid on such shares are credited quarterly. A participating non-employee Director will receive all amounts deferred and accrued under the Deferred Plan, either in one payment or as ten equal annual installments, starting in the first month of the year following the year in which the participant ceases to be a Director.

EACH DIRECTOR RECEIVES
AN OPTION FOR 5,000
SHARES UPON HIS OR HER
INITIAL ELECTION AS A
DIRECTOR AND AN OPTION
FOR 2,000 SHARES
AT EACH ANNUAL MEETING
DATE THEREAFTER.              Non-Employee Director Stock Option Plan.  The 1994
                         Stock Option Plan for Non-Employee Directors (the "Option Plan"), as amended, was approved by the stockholders of the Company on May 31, 1995 and May 29, 1997. Under the Option Plan, each member of the Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company is eligible to participate. The Option Plan is administered by the Compensation Committee of the Board. Options granted under the Option Plan are nonstatutory options and have no income tax consequences until exercised.

                              Upon first being elected to the Board a
                         non-employee Director is granted an initial option to purchase 5,000 shares. Thereafter, each year, an option to purchase 2,000 shares is granted to each eligible Director immediately following the Company's Annual Meeting. Each option granted under the Option Plan expires ten years from the date of grant. The option exercise price per share may not be less than 100% of the fair market value per share on the day the option is granted. Options granted immediately following an Annual Meeting shall fully vest and become exercisable and non-forfeitable on the day of the next Annual Meeting, if the optionee has continued to serve as a Director until that meeting. Options granted other than immediately following an Annual Meeting vest fully and become exercisable and non-forfeitable on the first anniversary of the day on which such option is granted, if the Director has continued to serve as such until that day.

                   SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

     The following table sets forth information concerning the shares of the Company's Common Stock beneficially owned by all Directors, by each of the executive officers named in the Summary Compensation Table on page 8 and all Directors and officers of the Company as a group, and each person or group who is known by the Company to be the beneficial owner of more than five percent of the total number of shares of the Company's Common Stock outstanding and entitled to vote. All share and per share amounts in this document have been adjusted to reflect the 2-for-1 stock split of the Company's Common Stock on July 7, 1997. All such information is given as of April 6, 1998, unless otherwise indicated.

                 NAME OF                       AMOUNT AND NATURE         PERCENT
             BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP    OF CLASS(1)
             ----------------               -----------------------    -----------
W. Marston Becker.........................            75,262(2)           *
Daniel L. Barry...........................            44,516(3)           *
Gordon F. Cheesbrough.....................            16,000(4)           *
John C. Colman............................            40,440(5)           *
David H. Elliott..........................               500(6)           *
Victoria R. Fash..........................            16,000(4)           *
Raymond W. Jacobsen.......................            52,889(7)           *
Robert H. Jeffrey.........................            26,274(8)           *
Gordon W. Kreh............................             1,000(6)           *
Warren R. Lyons...........................            20,266(9)           *
James K. McWilliams.......................            27,374(10)          *
Ronald W. Moore...........................            20,172(11)          *
James R. Pouliot..........................            34,252(12)          *
Raymond J. Schuyler.......................            83,947(13)          *
William B. Weaver.........................             1,000(6)           *
All Directors and officers as a group (29
  persons)................................           838,909(14)          3.05%
Neuberger & Berman, LLC...................         2,304,616(15)          8.37%
  605 Third Avenue
  New York, New York 10158
Southeastern Asset Management, Inc........         2,046,200(16)          7.43%
  6075 Poplar Avenue--Suite 900
  Memphis, Tennessee 38119
Orion Capital Corporation Employees'
  Stock...................................         1,549,041(14)          5.63%
  Savings and Retirement Plan.............
  9 Farm Springs Road
  Farmington, Connecticut 06032

---------------

  *  less than one per cent.

 (1) Excludes 3,145,780 shares owned by the Company and its subsidiaries.

 (2) Includes 21,850 shares as to which Mr. Becker has sole voting and investment power, 4,000 shares held in trust for Mr. Becker's children, 11,250 shares of Restricted Stock held pursuant to the terms of either the Company's 1982 Long-Term Performance Incentive Plan or Equity Incentive Plan (collectively the "Performance Incentive Plan"), 35,554 shares as to which Mr. Becker has a right to purchase as of June 30, 1998 pursuant to the terms of the Performance Incentive Plan and approximately 2,608 shares which represent his proportionate interest in shares held by the Trustee under the Company's Employees Stock Savings and

     Retirement Plan ("Savings and Retirement Plan") as of December 31, 1997. Mr. Becker disclaims beneficial ownership of the shares owned by his children.

 (3) Includes 28,487 shares as to which Mr. Barry has sole voting and investment power and approximately 16,029 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1997.

 (4) Includes 2,000 shares as to which the Director has sole voting and investment power and 14,000 shares which the Director has a right to purchase as of June 30, 1998, pursuant to the current terms of the Option Plan.

 (5) Includes 15,950 shares as to which Mr. Colman has sole voting and investment power, 18,000 shares which Mr. Colman has a right to purchase as of May 29, 1998 pursuant to the terms of the Option Plan, 3,204 shares held in trust for Mr. Colman's daughter (over which he has shared voting and investment power) and 3,286 shares held by Mrs. Colman. Mr. Colman disclaims beneficial ownership of the shares held by his wife and the shares held in trust for his daughter.

 (6) Indicates sole voting and investment power.

 (7) Includes 10,684 shares as to which Mr. Jacobsen has sole voting and investment power, 29,923 shares which Mr. Jacobsen has a right to purchase as of June 30, 1998 and 8,000 shares of Restricted Stock both held pursuant to the terms of the Performance Incentive Plan and approximately 4,282 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1997.

 (8) Includes 8,274 shares as to which Mr. Jeffrey has sole voting and investment power and 18,000 shares which he has a right to purchase as of June 30, 1998, pursuant to the terms of the Option Plan.

 (9) Includes 1,804 shares as to which Mr. Lyons has sole voting and investment power, 18,000 shares which Mr. Lyons has a right to purchase as of June 30, 1998, pursuant to the terms of the Option Plan and 462 shares owned by Mrs. Lyons. Mr. Lyons disclaims beneficial ownership of the shares owned by Mrs. Lyons.

(10) Includes 9,374 shares as to which Mr. McWilliams has sole voting and investment power and 18,000 shares which he has a right to purchase as of June 30, 1998, pursuant to the current terms of the Option Plan.

(11) Includes 2,172 shares as to which Mr. Moore has sole voting and investment power and 18,000 shares which he has a right to purchase as of June 30, 1998, pursuant to the current terms of the Option Plan.

(12) Includes 34,252 shares as to which Mr. Pouliot has a right to purchase as of June 30, 1998, pursuant to the terms of the Performance Incentive Plan.

(13) Includes 36,636 shares as to which Mr. Schuyler has sole voting and investment power, 23,894 shares which Mr. Schuyler has a right to purchase as of June 30, 1998 pursuant to the terms of the Performance Incentive Plan and approximately 23,417 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1997.

(14) Includes 135,162 shares which represent the group's proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1997, 348,390 shares which the group has rights to acquire as of June 30, 1998 pursuant to the Performance Incentive Plan or the Option Plan and 34,650 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan. As of December 31, 1997, the Savings and Retirement Plan, as a whole, held 1,549,041 shares of the Company's Common Stock. Shares of the Company's Common Stock held by the Savings and Retirement Plan Trustee will be voted in accordance with the instructions of the employee for whose account the shares are held. If no such instructions are received, the Savings and Retirement Plan Trustee will vote such shares in the same proportion as it votes shares for which it does receive instructions from other participating employees.

(15) Neuberger & Berman, LLC ("N&B") reported in an amendment to its Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998 that it held 2,304,616 shares of the Company's Common Stock with shared power to dispose or direct the disposition of all such shares, sole voting power with respect to shares and shared voting power as to 680,884 of such shares. N&B reported that it held such shares for many clients, none of whom has an interest amounting to five percent or more of the Company's Common Stock. The number reported in the table excludes 43,750 shares of Common Stock held by certain partners of N&B in their own personal securities accounts and shares held by the Neuberger & Berman Profit Sharing Retirement Plan ("N&B Plan") for the benefit of the N&B Plan's participants who are current and former N&B employees and partners. N&B disclaims beneficial ownership of such shares owned directly by N&B partners and the N&B Plan.

(16) Southeastern Asset Management, Inc. ("Southeastern") reported in its initial Schedule 13G, filed with the Securities and Exchange Commission on February 4, 1998, that it held an aggregate of 2,046,200 shares of the Company's Common Stock in its discretionary and non-discretionary accounts, with sole voting power over 1,335,400 shares of Common Stock, shared voting power over 660,800 shares, no voting power as to 50,000 shares, sole dispositive power over 1,385,400 shares and shared dispositive power over 660,800 of such shares. Southeastern reported none of the shares are owned by it and that it holds such shares for its investment advisory clients.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers and Directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that they were not required to file a Form 5, all of its officers and Directors have complied with all filing requirements applicable to them with respect to transactions during 1997 with the exception of Thomas M. Okarma, a Senior Vice President of Orion, who inadvertently failed to file a Form 4 until March 1998 to reflect an October 1997 purchase of 311 shares of Common Stock under a self-directed IRA.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995 of those persons who were on December 31, 1997 (1) the chief executive officer and (2) the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of 1997. (The chief executive officer and the other four most highly compensated executive officers are referred to collectively as the "Named Officers."). Mr. Barry retired as Senior Vice President and Chief Financial Officer of the Company on December 31, 1997, and Mr. Pouliot was first elected an Executive Vice President of the Company in December 1997 when Guaranty became a wholly-owned subsidiary of the Company. All share and per share amounts in the following charts have been adjusted to reflect the 2-for-1 stock split of the Company's Common Stock on July 7, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                  -------------------------------------------------
                                               ANNUAL                                                    PAYOUTS
                                            COMPENSATION                        AWARDS                 ------------
                                        ---------------------     ----------------------------------    LONG-TERM
                                                                    RESTRICTED            STOCK         INCENTIVE
                                                                       STOCK             OPTIONS         PAYOUTS
 NAME AND PRINCIPAL POSITION   YEAR     SALARY $     BONUS $      AWARD(S)$(1)(2)     (SHARES)(2)(3)       $(4)
 ---------------------------   ----     --------     -------      ---------------     --------------    ---------
W. Marston Becker............  1997      401,180      500,000             -0-             40,000           85,903
  Chairman of the Board        1996      282,746      250,000             -0-             70,000           32,953
  and Chief Executive Officer  1995      218,892      150,000         307,500                -0-              -0-
James R. Pouliot.............  1997      300,000      190,000             -0-             64,215           22,049
  Executive Vice President of
  the Company and Chairman of
  Guaranty
Raymond W. Jacobsen..........  1997      237,662      190,000             -0-              8,032           95,563
  Executive Vice President of  1996      226,584      140,000             -0-             15,436           69,053
  the Company and President    1995      207,738      140,000             -0-                -0-           26,753
  of EBI Companies
Raymond J. Schuyler..........  1997      207,661      150,000             -0-              7,020           43,485
  Senior Vice President and    1996      197,738      122,000             -0-             13,422           26,846
  Chief Investment Officer     1995      184,584      105,000             -0-                -0-           22,925
Daniel L. Barry..............  1997      216,480      129,000             -0-                -0-           43,107
  Senior Vice President and    1996      188,700      115,000             -0-             12,886           26,846
  Chief Financial Officer      1995      171,969      100,000             -0-                -0-           22,925
  (Retired)


                                   ALL OTHER
                                  COMPENSATION
 NAME AND PRINCIPAL POSITION          $(5)
 ---------------------------      ------------
W. Marston Becker............        75,092
  Chairman of the Board              53,407
  and Chief Executive Officer        40,143
James R. Pouliot.............        56,466
  Executive Vice President of
  the Company and Chairman of
  Guaranty
Raymond W. Jacobsen..........        43,201
  Executive Vice President of        41,532
  the Company and President          37,640
  of EBI Companies
Raymond J. Schuyler..........        45,727
  Senior Vice President and          44,675
  Chief Investment Officer           41,937
Daniel L. Barry..............        39,554
  Senior Vice President and          34,901
  Chief Financial Officer            32,233
  (Retired)

---------------

(1) Represents the value of shares of Restricted Stock awarded to the Named Officers pursuant to the terms of the Performance Incentive Plan. Pursuant to Mr. Becker's employment agreement, 15,000 shares of Restricted Stock were awarded to him on October 31, 1995, based on a market price per share of $20.50. This award of Restricted Stock vests in four equal installments beginning on the second anniversary of such award. In general, awards made after September 1996 vest in four equal installments, beginning on the first anniversary of such award. Awards of Restricted Stock are subject to restrictions on transfer and will be forfeited if the Named Officer terminates his employment prior to the date the entire award has vested. In the event of death, the Restricted Stock awarded to Mr. Becker in 1995 continues to vest and would be paid to his designated beneficiary. If a Change in Control of the Company (as defined in the Performance Incentive
    Plan) were to occur before the shares of Restricted Stock are fully vested, all of such shares would become immediately vested. Dividends on Restricted Stock are paid when and as dividends are paid on the Company's Common Stock. In general, the senior executives of the

    Company, including the Named Officers, receive only options and not awards of Restricted Stock, except pursuant to the terms of employment agreements, as reported below.

     The aggregate total of Restricted Stock holdings of each of the Named Officers, valued as of December 31, 1997, at a market price of $46.4375 per share, are as follows:

                                                             RESTRICTED STOCK
                                                            ------------------
                                                            SHARES     VALUE $
NAME                                                        ------     -------
W. Marston Becker.........................................  11,250     522,422
Raymond W. Jacobsen.......................................   8,000     371,500

(2) Prior to 1997, awards of Restricted Stock or Options had been made in tandem with awards of Performance Units pursuant to the terms of the Performance Incentive Plan. The value of a Performance Unit under the Performance Incentive Plan will be equal at any time to the book value per share of the Company's Common Stock. However, the right of any Named Officer to receive payment in respect of a Performance Unit award is contingent upon (a) whether the Named Officer remains an employee of the Company (except in the case of retirement, disability or death) throughout the applicable period ("Performance Period"), and (b) whether the applicable target ("Performance Target"), as established at the time of award by the Compensation Committee, has been achieved. Prior to September 1996, the Performance Period was a five year period from the date of the awards and after September 1996, the Performance Period generally is four years. The Compensation Committee has determined that all Performance Units awarded to date will have a Performance Target of an 11% compound annual increase in the Company's book value per share during each year of the Performance Period to achieve the 100% payout. If the Company's book value increases at less than a 11% compounded annual rate, but more than a 6% rate, the percent of payout is reduced proportionately. If the compound annual increase in the Company's book value per share during the Performance Period does not exceed 6%, no payout is made. If a Change in Control of the Company (as defined in the Performance Incentive Plan) were to occur before the Performance Units are fully vested, all such Units would become immediately vested and the Compensation Committee may, in its sole discretion, declare the Performance Units immediately payable in such amounts as the Committee may determine. The Compensation Committee elected not to award any Performance Units to executive officers in 1997.

    The Named Officers received the following Performance Unit awards over the past 5 years:

                                                                    NUMBER OF
                                                                   PERFORMANCE
NAME                                           DATE OF AWARD      UNITS AWARDED
----                                           -------------      -------------
W. Marston Becker..........................       March 7, 1996       5,000
                                               October 31, 1995       7,500
                                                  July 19, 1994       7,500
James R. Pouliot...........................   December 17, 1996       3,552
Raymond W. Jacobsen........................  September 11, 1996       1,906
                                             September 12, 1994       4,000
                                                  July 19, 1994       8,000
                                                   June 3, 1993         782
Raymond J. Schuyler........................  September 11, 1996       1,658
                                             September 12, 1994       3,200
Daniel L. Barry............................  September 11, 1996       1,592
                                             September 12, 1994       3,200

(3) Options awarded to the Named Officers are granted pursuant to the terms of the Performance Incentive Plan. To the maximum possible extent, all stock options have been structured to qualify as Incentive Stock Options. No Option may be exercised more than ten years from the date of grant, and in most circumstances the exercise price may not be less than 100% of the fair market value of the shares covered thereby on the date of grant. When an Option is exercised, the full exercise price must be paid in cash and/or by the surrender, at fair market value, of shares of the Company's Common Stock. Generally, each Option becomes exercisable in installments, as follows: 25% of the shares of Common Stock covered by the Option may be purchased on and after the first anniversary of the date of grant and additional 25% installments on and after each of the second, third and fourth anniversaries of the date of grant. If a Change in Control of the Company (as defined in the Performance Incentive Plan) were to occur before the Option is exercisable in full, the Option would become immediately exercisable for all shares of Common Stock covered by such Option.

    As a result of Guaranty becoming a wholly-owned subsidiary of Orion, all of Mr. Pouliot's options previously granted to him by Guaranty were converted on December 16, 1997 into options to purchase Orion common stock. Pursuant to the Merger Agreement between Orion and Guaranty, each option outstanding pursuant to Guaranty's equity incentive plans for key employees whether or not then exercisable, was converted into or replaced by an option, granted under Performance Incentive Plan, to purchase a number of shares of Orion common stock at an exercise price (adjusted as to both number of shares and exercise price) to reflect differences between the merger price for Guaranty and the market price of Orion's common stock immediately prior to the merger.

(4) Cash value of Performance Units paid under the Performance Incentive Plan for Performance Periods ended December 31, 1997, 1996 and 1995.

(5) Detail of amounts reported in the "All Other Compensation" column for 1997 is provided in the table below.

                       ITEM                          MR. BECKER      MR. POULIOT    MR. JACOBSEN    MR. SCHUYLER      MR. BARRY
                       ----                          ----------      -----------    ------------    ------------      ---------
- Company Contributions to the Supplemental
  Benefits Plan (see below).......................  $     48,898    $     38,000    $    21,308     $    16,388     $      17,035
- Company Contributions to Savings and
  Retirement Plan.................................        15,996           9,500         15,996          15,218            15,996
- Split Dollar Insurance Premium..................        10,198           8,966          5,897          14,121             6,523
                                                    -------------   -------------   -------------   -------------   -------------
    Total All Other Compensation..................  $     75,092    $     56,466    $    43,201     $    45,727     $      39,554
                                                    =============   =============   =============   =============   =============

    The Savings and Retirement Plan is a qualified 401(k) savings plan in which all employees of the Company are eligible to participate. The Company makes matching contributions to the Plan of up to 6% of a participating employee's base salary, unless limited by federal tax regulations. The Company contributes to the Supplemental Benefits Plan ("Supplemental Plan") that portion of the Company's contribution in the Savings and Retirement Plan that an employee failed to receive because of federal tax regulations. All benefits under the Supplemental Plan are fully vested but no benefits are paid until January of the year following the year employment terminates. The Supplemental Plan is not funded.

OPTION GRANTS, EXERCISES AND FISCAL YEAR-END VALUES

  Option Grants in Last Fiscal Year

     The following tables set forth information with respect to options granted to the Named Officers in 1997:

                                                                                                POTENTIAL REALIZABLE
                               NUMBER OF                                                          VALUE AT ASSUMED
                               SECURITIES    % OF TOTAL                                        ANNUAL RATES OF STOCK
                               UNDERLYING     OPTIONS      EXERCISE                            PRICE APPRECIATION FOR
                                OPTIONS      GRANTED TO     OR BASE                               OPTION TERM$(2)
                                GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   --------------------------------------------
            NAME                 (#)(1)     FISCAL YEAR     ($/SH)        DATE       0%($)            5%($)             10%($)
            ----               ----------   ------------   --------    ----------    -----            -----             ------
W. Marston Becker............    40,000         5.74        43.5625      9/12/07        -0-         1,095,849          2,777,096
James R. Pouliot(3)..........    27,827         3.99        21.6967      7/27/05    680,636(3)       1,293,875         2,149,450
                                 25,700         3.69        21.2250     12/17/06    640,733(3)       1,294,727         2,251,552
                                 10,688         1.53        45.0313      12/9/07        -0-           302,683            767,059
Raymond W. Jacobsen..........     8,032         1.15        43.5625      9/12/07        -0-           220,046            557,641
Raymond J. Schuyler..........     7,020         1.01        43.5625      9/12/07        -0-           192,321            487,380
Daniel L. Barry..............       -0-          -0-            0.0           --        -0-               -0-                -0-

---------------

(1) For a description of the material terms of the Options and the Performance Units awarded in tandem therewith, see footnotes 2 and 3 on pages 12-13.

(2) Calculations are based on hypothetical annual compounded rates of stock price appreciation of 0%, 5% and 10% over the option term, which is ten years except for options converted pursuant to the merger of Guaranty with a subsidiary of the Company. Using the same assumptions and based on 27,605,544 shares outstanding as of December 31, 1997, the total dollar gains for all shareholders as a group would be $781.8 million (5%) and $1,981.2 million (10%) based on the December 9, 1997 price per share of $45.03125 and $756.3 million (5%) and $1,916.6 million (10%) based on the
    December 12, 1997 price per share of $43.5625, $801.3 million (5%) and $2,030.6 million (10%) based on the December 16, 1997 price per share of $45.15625.

(3) As part of the merger of Guaranty with a subsidiary of the Company in December 1997, Mr. Pouliot's outstanding options under Guaranty's incentive plans for key employees were converted into or replaced by 53,527 options, granted under one of Orion's equity incentive plans for key employees, to purchase shares of the Company's Common Stock at exercise prices ranging from $21.2250 to $21.6967 (adjusted as to both number of shares and exercise price) to reflect differences between the merger price of $36 per share and the market price of the Company's Common Stock of $46.15625 the day prior to the merger.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table provides information with respect to the unexercised options to purchase Common Stock granted in prior years under the Performance Incentive Plan for each of the Named Officers and held by them at December 31, 1997.

                                                                     NUMBER OF               VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                SHARES          VALUE          AT DECEMBER 31, 1997        AT DECEMBER 31, 1997 $(2)
                               ACQUIRED       REALIZED      ---------------------------   ---------------------------
            NAME              ON EXERCISE       $(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -------------   -----------   -------------   -----------   -------------
W. Marston Becker...........     6,800         188,489        33,200         100,000        841,163       1,467,813
James R. Pouliot............       -0-             -0-        34,252          29,963        850,453         501,001
Raymond W. Jacobsen.........       -0-             -0-        29,923          23,609        913,185         385,785
Raymond J. Schuyler.........       -0-             -0-        23,894          20,286        735,971         327,129
Daniel L. Barry.............    21,216         640,795         2,544          12,864         53,255         298,530

---------------

(1) Represents difference between exercise price and market value on date of exercise. For a description of the material terms of Options and the Performance Units awarded in tandem therewith, see footnotes 2 and 3 on pages 12-13.

(2) Based on the closing price on the New York Stock Exchange--Composite Transactions of the Company's Common Stock on that date ($46.4375).

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph on page 18 shall not be incorporated by reference into any such filing.

                      REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION
HAS 3 COMPONENTS
  -- BASE SALARY
  -- ANNUAL INCENTIVE
     AWARDS (BONUS)
  -- ANNUAL LONG-TERM
     INCENTIVE AWARDS.        The Company's executive compensation program is
                         designed to attract, motivate and retain executive officers who can make significant contributions to the Company's long-term success; align the interest of the executive officers with those of stockholders; and place a significant proportion of the executive officers' total compensation at risk by aligning it to the Company's financial and Common Stock performance.

                              Executive compensation is composed of three
                         components: base salary, annual incentive awards and annual long-term incentive awards. The targets of each component of compensation are determined by comparative compensation data for the property and casualty insurance industry as a whole, a selected peer group of specialty niche property and casualty companies which compete in markets served by the Company and other comparative data obtained from nationally recognized compensation consulting firms.

BASE SALARY

BASE PAY IS TARGETED
AT THE MEDIAN OF THE
MARKETPLACE.                  The base salary is targeted at the median of the
                         competitive marketplace. The base salary target for an executive position is determined through an annual formal assessment conducted by the Company's human resource personnel and an independent compensation consultant. This assessment considers a position's degree of complexity and level of responsibility, its importance to the Company in relation to other executive positions, and the competitiveness of an executive's total compensation.

                              Subject to the Compensation Committee's approval,
                         the level of an executive officer's base pay is determined on the basis of relevant comparative compensation data; and the Chairman and Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

ANNUAL INCENTIVES

BONUS PAYOUT IS, IN
GENERAL, MADE ONLY IF
TARGETS ARE ACHIEVED.         Annual Incentives are paid in the form of cash
                         bonuses in the year following performance. In 1997, the Compensation Committee formalized the cash bonus structure to be a target-oriented plan based on the achievement of predetermined corporate, business unit, and corporate unit goals and individual goals. The plan provides that no payouts will occur unless a minimum "threshold" of performance has been met. The threshold for 1997 was the Company's consolidated operating earnings after tax of $75 million which threshold was met. Assuming that the threshold is met, "pools" are established for each business unit and corporate staff unit based on the achievement of specific goals. A maximum of 200% of target can be achieved for superior results. Once the performance goals have been established, the Compensation Committee may adjust them upon the occurrence of extraordinary events.

                              1997 bonus payout level: Based on the achievement
                         of the plan's threshold--consolidated operating earnings after tax--business unit pools were determined based on pre-tax operating income, combined ratio, return on equity and premiums. Business unit and corporate payouts ranged from 25% of target to 105% of target for 1997.

LONG-TERM INCENTIVES

EXECUTIVE OFFICERS OF
THE COMPANY MAY
RECEIVE OPTIONS AS
LONG-TERM INCENTIVE
AWARDS.                       The long-term incentives awarded to the Company's
                         executive officers and other key employees are made pursuant to the terms of the Company's Performance Incentive Plan. The Performance Incentive Plan is intended to focus the efforts of the executive officers and other key employees on performance, which will increase the equity value of the Company for shareholders.

                              The Compensation Committee may grant incentive
                         stock options and non-statutory stock options to purchase shares of Common Stock as well as restricted stock and performance units.

                              In 1997 executive officers received only stock
                         options; other key employees received a combination of incentive stock options and restricted stock. The Compensation Committee elected not to award performance units in 1997 to the Company's executive officers.

                              The exercise price of a stock option is equal to
                         the fair market value of the Company's stock on the date of grant.

                              In accordance with provisions of the Performance
                         Incentive Plan the Committee approves all long-term incentive recommendations. Individual awards are based on competitive data, results of the Company's performance, the executive's performance, and the competitiveness of an executive's total compensation.

CEO COMPENSATION

                              With input from the Company's independent
                         compensation consultant, the Compensation Committee discusses matters affecting Mr. Becker's compensation privately, without Mr. Becker or other officers present. In arriving at a decision concerning Mr. Becker's compensation, the Compensation Committee considered the Company's financial performance; Common Stock price performance; industry-wide and peer group compensation data; as well as Mr. Becker's leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, and the Company's position for improved future performance. The Committee did not assign a specific weight to each factor, but the Company's financial performance is generally given greater weight than other factors. The Committee's decisions regarding Mr. Becker's compensation is reported to the full Board at its next regularly scheduled meeting.

FOR HIS OUTSTANDING
PERFORMANCE IN 1997,
MR. BECKER'S
COMPENSATION PACKAGE WAS
COMPRISED OF (1) A BASE
SALARY INCREASE TO
410,000, (II) AN ANNUAL
BONUS OF $500,000 AND
(III) A LONG-TERM
INCENTIVE AWARD OF AN
OPTION ON 40,000
SHARES.                       In September of 1997, the Committee awarded Mr.
                         Becker a stock option to purchase 40,000 shares of Common Stock. In March of 1998, the Compensation Committee elected to increase Mr. Becker's base salary by 2.5% to the annualized amount of $410,000 and authorized a cash bonus payment in the amount of $500,000.

                              In deciding upon Mr. Becker's compensation
                         package, the Compensation Committee considered the significant accomplishments of Mr. Becker as Chairman and Chief Executive Officer during the past 12 months, including, among other factors, that the Company's after-tax operating earnings per share was up 17.5% from 1996, the Company's net earnings per share increased 34.2% to $4.15 per share from 1996, the book value per share of the Company increased 25.1% to $26.19 per share from 1996 and the Company's combined ratio in 1997 was 99.7% as compared to 99.8% for 1996.

DEDUCTIBILITY OF COMPENSATION

                              Section 162(m) of the Internal Revenue Code
                         generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee intends to structure any compensation for executive officers so that it qualifies for deductibility under Section 162(m) to the extent feasible. However, to maintain a competitive position within the Company's peer group of companies, the Committee retains the authority to authorize payments including salary and bonus, that may not be deductible.

                                           Compensation and Nomination Committee
                                                   William J. Shepherd, Chairman
                                                   Gordon F. Cheesbrough
                                                   Robert H. Jeffrey
                                                   Warren R. Lyons
                                                   James K. McWilliams

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Dow Jones Property and Casualty Index.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG THE
                            COMPANY'S COMMON STOCK,
            THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES
                          PROPERTY AND CASUALTY INDEX

           MEASUREMENT PERIOD
         (FISCAL YEAR COVERED)               ORION CAPITAL             S&P 500            DOW JONES P & C
1992                                              100                    100                    100
1993                                              115                    110                    101
1994                                              131                    112                    106
1995                                              164                    153                    149
1996                                              235                    188                    179
1997                                              361                    252                    263

---------------
* Assumes that the investment in the Company's Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

                              The Company has employment agreements with three
                         of its current executive officers: W. Marston Becker, James R. Pouliot and Raymond W. Jacobsen.

                              The Company entered into an employment agreement
                         with Mr. Becker on October 31, 1995 which was amended on January 1, 1997 and April 6, 1998. The agreement currently provides for a base salary of $410,000 with such salary increases as may from time to time be approved by the Company. When the agreement was first executed, Mr. Becker was granted 15,000 shares of Restricted Stock and 7,500 Performance Units in accordance with the terms of the Performance Incentive Plan.

                              Guaranty entered into an employment agreement with
                         Mr. Pouliot as of December 31, 1996, when Mr. Pouliot became President and Chief Executive Officer of Guaranty. The agreement currently provides for a base salary of $300,000 with such salary increases as may from time to time be approved by Guaranty.

                              The Company entered into an employment agreement
                         with Mr. Jacobsen on July 19, 1994, which was amended and restated as of December 6, 1995. The agreement provides for a base salary of $238,000 with such salary increases as may from time to time be approved by the Company. When the agreement was first executed, Mr. Jacobsen was granted 16,000 shares of Restricted Stock and 8,000 Performance Units in accordance with the terms of the Performance Incentive Plan. Each of Mr. Becker, Mr. Pouliot and Mr. Jacobsen is referred to as "Executive" below.

EACH AGREEMENT HAS A TWO
YEAR TERM WHICH
AUTOMATICALLY RENEWS,
UNLESS NOTICE IS GIVEN.       The term of each agreement is two years and is
                         automatically renewed yearly unless either party thereto gives notice of termination. The agreements will not be terminated by any merger, consolidation, sale of assets or voluntary or involuntary dissolution in which the Company is not the survivor. Each agreement may be terminated by the Company in the event the Executive becomes disabled, is convicted of a felony or a misdemeanor, engages in conduct which is materially injurious to the Company or willfully fails substantially to perform his duties with the Company. In addition, termination may be effected on seven days notice by the Company or Executive at any time prior to the expiration of the term of the agreement or during the twelve months following the month in which there is a Change in Control (see below). For a period of two years after the term of the agreement the Executive agrees not to compete with the Company.

                              Each agreement provides that in the event of the
                         Executive's death while employed, his beneficiaries would be entitled to receive his base salary to the date of his death, a pro-rata portion of any bonus that would have been payable to him with respect to the fiscal year in which he dies and other usual death benefits provided by the Company. If the Executive becomes disabled, he would be entitled to receive disability compensation in accordance with the terms of the Company's disability insurance program, a pro-rata portion of any bonus as described above, plus other usual employee benefits provided by the Company. In addition, if the Executive dies or becomes disabled prior to the complete vesting of the shares of Restricted Stock and Performance Units awarded to him under the agreement, such awards will nevertheless continue to vest as if he were fully employed by the Company.

IF THERE IS A CHANGE IN
CONTROL OF THE COMPANY,
THE EXECUTIVES'
LONG-TERM
INCENTIVE AWARDS
ACCELERATE AND
COMPENSATION IS
GUARANTEED FOR A
PERIOD OF TIME.               For a period of one year following a Change in
                         Control of the Company, if the Executive terminates his employment or if the Executive receives written notice of termination other than for cause, or the Executive terminates for "good reason", he (or his beneficiary) would be entitled to receive his base salary (at the level in effect on the date of notice). Mr. Becker would be entitled to receive his base salary until the later of (i) the termination date of his agreement or
                         (ii) 3 years. Mr. Pouliot and Mr. Jacobsen would each be entitled to receive his base salary until the later of (i) the termination of his agreement or (ii) 2 years. In addition, the Executive would receive a bonus equal to the bonus which would have been payable to him in the year in which notice was given if he had achieved target performance. The Executive would also receive other usual employee benefits provided by the Company. In addition, all previously unexercised stock options would be deemed to be exercisable, all restrictions with respect to any Restricted Stock would be deemed to have been satisfied and lapsed, and all unexpired periods of performance with respect to any performance-related units or awards would be deemed to have expired. The Executive will be entitled to receive the value of such units at the end of the month during which termination occurs on the basis of an equitable proration of the performance period, performance target and award amount. Under his contract, if Mr. Becker incurs an excise tax as a result of the acceleration of his benefits as a result of a Change in Control, his compensation would be increased so that the value of his compensation package would remain the same regardless of the imposition of an excise tax.

                              Severance Policy: The Board of Directors has
                         adopted a severance policy applicable to the executive officers of the Company including the Named Officers. Pursuant to this policy, such officers will be entitled to receive one year's notice of termination, except in the event of termination for cause. This policy currently applies to all executive officers of the Company, including Mr. Schuyler, who do not have individual employment agreements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                              The Company and certain of its subsidiaries have a
                         policy of making loans to key officers, in connection with hiring or transfer to new locations, to assist such personnel in purchasing new residences. In 1997, Mr. Jacobsen moved his residence from Connecticut to Illinois. In connection with that move the Company loaned Mr. Jacobsen an aggregate of $200,000 for 5 years at an interest rate of 9.25% per year. In 1996, Mr. Thomas Okarma, a Senior Vice President of the Company and President and Chief Executive Officer of DPIC Companies, was required to move his residence from Illinois to California. In connection with that move, the Company loaned Mr. Okarma an aggregate of $150,000 secured by a mortgage on his California residence, for 5 years, at an interest rate of 9.25% per year.

                              At the 1987 Annual Meeting of Stockholders of the
                         Company, the stockholders authorized the execution by the Company of indemnification agreements with its Directors and executive officers.

Subsequently, the Company entered into indemnification agreements with each of its Directors and executive officers which, among other things, contractually confirmed the indemnity provided under the Company's Restated Certificate of Incorporation, its By-Laws and under the Delaware General Corporation law.

2. RATIFICATION OF SELECTION OF AUDITORS

DELOITTE & TOUCHE LLP
HAVE BEEN APPOINTED THE
COMPANY'S AUDITORS.           The Board has selected Deloitte & Touche LLP as
                         independent auditors for the Company for the year 1998. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Board's selection of Deloitte & Touche LLP as the Company's independent certified public accountants, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board; however, the Board may select Deloitte & Touche LLP, notwithstanding the failure of the stockholders to ratify its selection.

A DELOITTE & TOUCHE LLP
REPRESENTATIVE WILL BE
AT THE ANNUAL MEETING
TO ANSWER QUESTIONS.          A representative of Deloitte & Touche LLP will be
                         present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                              Deloitte & Touche LLP has been the Company's
                         independent certified public accountants since March 31, 1976. During the fiscal year ended December 31, 1997, Deloitte & Touche LLP performed audit services for the Company, including attendance at meetings with the Audit Committee and the Board on matters related to the audit, consultations during the year on matters related to accounting, tax and financial reporting, and review of financial and related information included in filings with the SEC and other regulatory agencies.

                              The appointment of auditors is approved annually
                         by the Board. The decision of the Board is based upon the recommendation of the Audit Committee of the Board. In making its recommendation as to the appointment of auditors, the Audit Committee has regularly reviewed both the proposed audit scope and the estimated audit fees for the coming year.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

3. APPROVAL OF THE ORION CAPITAL CORPORATION EMPLOYEES' STOCK PURCHASE PLAN

                              The Company's stockholders are being asked to
                         approve the Employees' Stock Purchase Plan (the "Purchase Plan"), pursuant to which 300,000 shares of the Company's Common Stock will be reserved for issuance.

THE STOCK PURCHASE PLAN
LETS EMPLOYEES BUY
COMMON STOCK BY PAYROLL
DEDUCTION AT A 10%
DISCOUNT FROM FAIR
MARKET
VALUE.                        The Purchase Plan is intended to provide eligible
                         employees of the Company and its participating subsidiaries with the continuing opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction-based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board on March 6, 1998, and the initial purchase period under the Purchase Plan will begin on July 1, 1998. However, no purchase rights under the Purchase Plan will be exercised, and no shares of Common Stock will be issued under the Purchase Plan, unless it is approved by the Company's stockholders at the Annual Meeting.

                              The following is a summary of the principal
                         features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the actual plan document is attached to this proxy statement as Exhibit A.

SHARE RESERVE

300,000 SHARES
AUTHORIZED.                   The Company has reserved three hundred thousand
                         (300,000) shares of Common Stock for issuance over the term of the Purchase Plan. This share reserve will be drawn either from newly issued shares of Common Stock or shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

                              In the event any change is made to the outstanding
                         shares of Common Stock by reason of any
                         recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and number of securities issuable per participant on any one purchase date, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

ADMINISTRATION

STOCK PURCHASE PLAN IS
ADMINISTERED BY THE
COMPENSATION
COMMITTEES.                   The Purchase Plan will be administered by the
                         Compensation Committee of the Company's Board of Directors. Such Committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

                              Each participant may authorize periodic payroll
                         deductions between $10 and $800 per pay period from his or her base salary to be applied to the acquisition of Common Stock on each purchase date. On each purchase date (the last business day in June and December of each year), the payroll deductions of each participant will automatically be applied to the purchase of shares of Common Stock at the purchase price in effect for that offering period.

PURCHASE PRICE

EMPLOYEES WILL BE ABLE
TO PURCHASE ORION
COMMON STOCK AT 90% OF
THE FAIR MARKET VALUE
ON THE LOWER OF THE
FIRST OR LAST DAY OF
THE OFFERING PERIOD.          The purchase price per share at which Common Stock
                         will be purchased on the participant's behalf on each purchase date will be equal to ninety percent (90%) of the lower of (i) the fair market value per share of Common Stock on the first business day of that offering period or (ii) the fair market value per share of Common Stock on that purchase date.

OFFERING PERIODS

                              The Purchase Plan will be implemented in a series
                         of successive offering periods, each with a maximum duration (not to exceed twelve (12) months) designated by the Plan Administrator prior to the start date. The initial offering period will begin on July 1, 1998 and will continue through December 31, 1998. The next offering period will start on the first business day in January, 1999, and any subsequent offering periods will begin as designated by the Plan Administrator. Shares of Common Stock will be purchased on behalf of participants on the last business day of each offering period.

ELIGIBILITY

ALMOST ALL EMPLOYEES ARE
ELIGIBLE.                     Any individual who is employed on a basis under
                         which he or she is regularly expected to work for at least 17 1/2 hours per week, for more than five months per calendar year in the employ of the Company or any participating subsidiary corporation and has completed fifteen days of employment as of the first day of an offering period will be eligible to participate in the Purchase Plan ("eligible employee").

                              An individual who is an eligible employee on the
                         start date of any offering period may join that offering period. An individual who first becomes an eligible employee after such start date may join the Purchase Plan on the next entry date on which he or she is an eligible employee. Each participant will be entitled to purchase shares of Common Stock at the end of such offering period with his or her accumulated payroll deductions.

                              As of April 1, 1998, approximately 3,500
                         employees, including executive officers, would have been eligible to participate in the Purchase Plan.

VALUATION

                              The fair market value per share of Common Stock on
                         any relevant date will be the mean of the high and low sale prices per share on such date on the New York Stock Exchange. On April 9, 1998, the fair market value per share of common Stock was $56.00 per share.

SPECIAL LIMITATIONS

NO EMPLOYEE CAN
PURCHASE MORE THAN 1,000
SHARES OF THE COMPANY'S
COMMON STOCK UNDER THE
PURCHASE PLAN IN ANY SIX
MONTH PERIOD.                 The Purchase Plan imposes certain limitations upon
                         a participant's rights to acquire Common Stock, including the following limitations:

                              (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

                              (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding.

                              (iii) No participant may purchase more than 1,000 shares of Common Stock on any purchase date.

TERMINATION OF PURCHASE RIGHTS

                              A participant's purchase right will immediately
                         terminate upon the participant's termination of employment or loss of eligible employee status or upon his or her affirmative withdrawal from the offering period. The payroll deductions collected for the purchase period in which the purchase right terminates will be refunded.

ASSIGNABILITY

                              No purchase right will be assignable or
                         transferable. The right is exercisable only by the participant.

STOCKHOLDER RIGHTS

NO EMPLOYEE HAS ANY
STOCKHOLDER RIGHTS UNTIL
THE SHARES ARE ACTUALLY
PURCHASED.                    No participant will have any stockholder rights
                         with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for a record date which is prior to the date of such purchase.

ACQUISITION

                              Should a merger or consolidation occur in which
                         securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities would be transferred to a person or persons different from the person holding those securities immediately prior to such transaction, any outstanding offering under the Purchase Plan will terminate and such date shall be treated as a purchase date. In lieu of the issuance of Common Stock to participating eligible employees, there shall be paid for each share of Common Stock, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such merger or consolidation.

PRO-RATION OF SHARES

                              Should the total number of shares of Common Stock
                         to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

AMENDMENT AND TERMINATION

THE PLAN WILL TERMINATE
WHEN ALL AUTHORIZED
SHARES ARE ISSUED TO
PARTICIPANTS.                 Unless sooner terminated by the Board, the
                         Purchase Plan will terminate upon the earlier to occur of (i) the date on which all available shares are issued or (ii) the date the Company is acquired.

                              The Board may at any time alter, suspend or
                         discontinue the Purchase Plan as of the close of any purchase period. However, the Board may not, without stockholder approval, increase the number of shares issuable under the Purchase Plan, and certain other amendments may require stockholder approval pursuant to applicable laws or regulations.

FEDERAL TAX CONSEQUENCES

                              A participant will not realize any income upon the
                         purchase of Common Stock under the Purchase Plan at a discount and the Company will not be entitled to any tax deduction. However, when a participant disposes of the Common Stock acquired pursuant to the Purchase Plan, the participant will realize compensation income in the year in which he or she disposes of the Common Stock.

                              If the participant disposes of Common Stock within
                         two years of the first business day of the offering period in which he or she purchased the Common Stock, the amount of that compensation income will equal the excess of the fair market value of the Common Stock on the date of its purchase over the purchase price of the Common Stock, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock will equal the sum of the compensation income realized and the purchase price, and any gain or loss will generally be taxed as a capital gain or loss. That gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than 18 months after the date of its purchase and will be a "mid-term" gain or loss if the Common Stock has been held for at least 12 months but less than 18 months.

                              If a participant disposes of the Common Stock more
                         than two years after the first day of the offering period in which he or she purchased the Common Stock, the amount of that compensation income is equal to the lesser of (i) the difference between the fair market value of the Common Stock at the time of its disposition over the purchase price for the Common Stock, or (ii) an amount equal to the discount for the shares of Common Stock on the first day of the offering period with the balance of the gain, if any, being treated as capital gain. The Company will not be entitled to any income tax deduction with respect to such compensation income.

                              Finally, if a participant still owns the shares of
                         Common Stock at the time of his or her death, then the lesser of (i) the amount by which the fair market value of the shares of Common Stock on the date of death exceeds the purchase price for the Common Stock or (ii) an amount equal to the discount for the shares of Common Stock on the first day of the offering period will constitute compensation income includable on the final return for the year of death.

ACCOUNTING TREATMENT

                              Under current accounting rules, the issuance of
                         shares of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in the footnotes to the Company's financial statements, the pro forma earnings and earnings per share impact of the purchase rights granted under the Purchase Plan as if the value of the purchase rights were chargeable as a compensation expense.

STOCKHOLDER APPROVAL

THE PURCHASE PLAN MUST
BE APPROVED BY HOLDERS
OF A MAJORITY OF THE
COMPANY'S OUTSTANDING
SHARES.                       The affirmative vote of a majority of the
                         outstanding shares of Common Stock of the Company entitled to vote at the 1998 Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, the Purchase Plan will terminate and no purchase rights will be granted and no Common Stock issuances will be made under the Purchase Plan.

                              THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                         STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

PLAN BENEFITS

                              Each participant in the Purchase Plan will have
                         the right to purchase a maximum of 1,000 shares of Common Stock on each purchase date. However, the actual number of shares of Common Stock which may be issued to any individual is not determinable at this time.

4. MISCELLANEOUS MATTERS

                              As of the date of this Proxy Statement, the Board
                         knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER NOMINATIONS AND PROPOSALS

SHAREHOLDER NOMINATIONS
FOR BOARD MEMBERSHIP OR
OTHER PROPOSALS FOR
CONSIDERATION AT ITS
1999
ANNUAL MEETING MUST BE
RECEIVED BY THE COMPANY
BY MARCH 20, 1999.            The Company's By-Laws require that there be
                         furnished to the Company written notice with respect to the nomination of a person for election as a Director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. For any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company not later than March 20, 1999. A copy of the applicable provisions of the By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company at its headquarters in Farmington, Connecticut.

                              In addition to the foregoing, in accordance with
                         the rules of the SEC, any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 11, 1998, in the form required under and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1999 Annual Meeting, scheduled for Thursday, May 20, 1999.

COST OF PROXY SOLICITATION

                              The Company will bear the cost of the solicitation
                         of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make. The Company has retained D.F. King & Co., Inc., New York, New York to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses.

                              At any time prior to being voted, the enclosed
                         proxy is revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person.

                                          By order of the Board of Directors,
                                          April 14, 1998

                                          Michael P. Maloney
                                          Senior Vice President, General Counsel
                                          and Secretary

                                   EXHIBIT A
                           ORION CAPITAL CORPORATION

                         EMPLOYEES' STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF THE PLAN

     The purpose of the Orion Capital Corporation Employees' Stock Purchase Plan (the "Plan") is to provide employees of Orion Capital Corporation ("Orion") and designated Subsidiaries an opportunity to acquire a proprietary interest in Orion through the purchase of shares of the common stock, $1.00 par value, of Orion ("Common Stock"). It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), and the provisions of the Plan shall be construed accordingly.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Business Day" means each day that the New York Stock Exchange, Inc. (or such other exchange on which Common Stock is principally traded on the date of reference) is open for the transaction of business.

          (b) "Corporate Transaction" means either:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Orion's outstanding securities are transferred to a person or persons different from the person holding those securities immediately prior to such transaction; or

             (ii) the complete liquidation or dissolution of Orion.

          (c) "Fair Market Value" means, with respect to Common Stock, the mean of the high and low sales prices of Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of Common Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which Common Stock is primarily traded.

          (d) "Participating Company" shall mean Orion and each Subsidiary which the Committee has designated to participate in the Plan.

          (e) "Offering Period" means each period which begins on a Commencement Date and ends on a Purchase Date during which Eligible Employees may purchase Common Stock pursuant to an Offering under the Plan.

          (f) "Commencement Date" shall mean the first Business Day of each Offering Period.

          (g) "Eligible Employee" means any person who, on a Commencement Date,
     (i) is customarily scheduled to be employed by any Participating Company as an employee for at least seventeen and one-half (17 1/2) hours per week and for more than five (5) months in any calendar year, and (ii) has completed fifteen (15) days of employment with Orion or any Subsidiary.

          (h) "Purchase Date" shall mean the last Business Day of each Offering Period.

          (i) "Offering" means any proposal made in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Common Stock under the Plan during an Offering Period.

          (j) "Subsidiary" shall mean any corporation which is a "subsidiary" of Orion, as that term is defined in Section 424(f) of the Code.

SECTION 3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation and Nominating Committee of the Board of Directors of Orion (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including Orion, its Subsidiaries, employees, persons claiming rights from or through employees and the stockholders of Orion.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to designate the Subsidiaries whose employees will participate in the Plan, (b) to determine the maximum number of shares of Common Stock to be acquired by each Eligible Employee during each Offering Period, (c) to determine the terms and conditions of each Offering, (d) to determine the length of each Offering Period and the Commencement Date thereof, (e) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and the conduct of each Offering, and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

SECTION 4.  PARTICIPATION IN THE PLAN

     (a) Only individuals who are employees of a Participating Company shall be eligible to acquire Common Stock pursuant to any Offering under the Plan. Except as provided in paragraph (b) hereof, every Eligible Employee on the Commencement Date of an Offering shall be eligible to participate in such Offering, provided such individual remains an Eligible Employee until the Purchase Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be eligible to participate in any Offering if:

          (i) on the Commencement Date, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of Orion or a Subsidiary; or

          (ii) the Eligible Employee belongs to a class or group of Eligible Employees that the Committee deems ineligible for participation in any Offering (as the Committee may do from time to time), so long as the exclusion of such class or group of Eligible Employees from participation in an Offering does not jeopardize the qualification of the Plan under
     Section 423 of the Code or other applicable law.

SECTION 5.  OFFERINGS

     (a) The Plan shall be implemented by a series of Offerings to all Eligible Employees, the duration and frequency of which will be specified from time to time by the Committee.

     (b) Each Offering shall permit each Eligible Employee to purchase on the Purchase Date Common Stock at a purchase price per share which shall not be less than the lower of (i) 90% of the Fair Market Value of the Common Stock on the Commencement Date, or (ii) 90% of the Fair Market Value of Common Stock on the Purchase Date.

     (c) No Offering Period pursuant to the Plan shall be for a period greater than 12 months from the Commencement Date.

     (d) All Eligible Employees participating in an Offering under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Eligible Employees so long as such differences do not jeopardize the qualification of the Plan under Section 423 of the Code or violate other applicable law.

SECTION 6.  SHARES AVAILABLE UNDER THE PLAN

     (a) Subject to the provisions of Section 7 hereof, the aggregate number of shares of Common Stock available for purchase pursuant to all Offerings under the Plan shall not exceed 300,000 shares.

     (b) If the total number of shares of Common Stock to be purchased on any Purchase Date when added to the number of shares of Common Stock previously issued pursuant to Offerings under the Plan exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available for purchase in such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the amounts received from each Eligible Employee in excess of the amounts applied to purchase Common Stock shall be refunded to each Eligible Employee.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination share exchange or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be available under the Plan, (ii) the number and kind of shares of Common Stock issuable in respect of any current Offering, and (iii) the purchase price relating to any purchase of Common Stock to be acquired in any Offering; provided, however, that no adjustment shall be made if, or to the extent that, such adjustment would cause the Plan to violate
Section 423 of the Code.

SECTION 8.  ACCRUAL LIMITATIONS

     (a) No Eligible Employee shall be entitled to accrue rights to acquire Common Stock in any Offering under this Plan (which right shall accrue on the Purchase Date for an Offering Period) if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Offering under this Plan during the same calendar year and (ii) rights accrued under any other employee stock purchase plan (within the meaning of Section 423 of the Code) of Orion or any Subsidiary during the same calendar year, would cause such Eligible Employee to be able to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of Common Stock or stock of any Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

SECTION 9.  GENERAL PROVISIONS

     (a) Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Orion or any Subsidiary, and no employee of any Subsidiary which is not a Participating Company shall have any claim or right to participate in any Offerings under the Plan.

     (b) No right of an Eligible Employee to purchase Common Stock pursuant to an Offering under the Plan shall be assigned or transferred by such Eligible Employee and such rights to purchase Common Stock pursuant to an Offering shall be exercisable during the lifetime of the Eligible Employee only by the Eligible Employee.

     (c) No Offering shall confer on any Eligible Employee any of the rights of a stockholder of Orion unless and until Common Stock is duly issued or transferred to the Eligible Employee in accordance with the terms of the Offering.

     (d) Upon the date of any Corporate Transaction, any outstanding Offering under the Plan will terminate and such date shall be treated as the Purchase Date, and in lieu of the issuance of Common Stock to participating Eligible Employees, there shall be paid for each share of Common Stock, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Corporate Transaction.

     (e) The provisions of the Plan shall be governed by the laws of the State of New York without resort to that State's conflict-of-laws rules.

SECTION 10.  EFFECTIVE DATE; AMENDMENT; TERMINATION

     (a) The Plan shall become effective if and when approved by the stockholders of Orion at the 1998 Annual Meeting of Stockholders.

     (b) The Board of Directors of Orion may terminate the Plan or amend the Plan from time to time; provided, however, that the Board of Directors of Orion shall not, without the approval of the stockholders of Orion (i) increase the number of shares available for purchase pursuant to all Offerings, (ii) change the class of persons eligible to participate in Offering under the Plan, or
(iii) reduce the purchase price of Common Stock below that set forth in Section 5(b) herein.

     (c) Unless sooner terminated by the Board of Directors of Orion, the Plan shall terminate when all shares available for issuance under the Plan have been purchased pursuant to an Offering under the Plan, or the date of any Corporate Transaction, if earlier.

                          DIRECTIONS TO ORION CAPITAL
                              9 FARM SPRINGS ROAD
                            FARMINGTON, CONNECTICUT

From Points West:

     Interstate 84 East to Exit 37, Fienemann Road. At end of exit, turn left. At light, turn right onto Farm Springs Road. Orion Capital is the third right.

From Points East:

     Interstate 84 West, to Exit 37, Fienemann Road. At end of exit, go straight onto Farm Springs Road. Orion Capital is the third right.

                    ['MAP FOR DIRECTIONS TO ORION CAPITAL']

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           ORION CAPITAL CORPORATION

        PROXY FOR HOLDERS OF COMMON STOCK -- ANNUAL MEETING MAY 28, 1998


     The undersigned holder of Common Stock of Orion Capital Corporation hereby appoints W. MARSTON BECKER, MICHAEL P. MALONEY and PETER M. VINCI, and each of them, with full power of substitution to each of them, and with authority in each to act in the absence of the other, as attorneys and proxies of the undersigned to vote, as designated below, all the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Orion Capital Corporation to be held at 9:00 A.M., Eastern Daylight Saving Time, Thursday, May 28, 1998, at the Company's Headquarters,
9 Farm Springs Road, Farmington, Connecticut, and at any adjournments thereof.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

             THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3
             ______________________________________________________

            Please mark your votes as indicated in this example [X]


1. ELECTION OF DIRECTORS                           FOR             WITHHOLD
   for all nominees listed                    all nominees         AUTHORITY
   (except as marked)                        listed (except       to vote for
                                               as marked)       nominees listed
                                                  [  ]               [  ]
   M. Becker, G. Cheesbrough, J. Colman,
   D. Elliot, V. Fash, R. Jeffrey, G. Kreh,
   W. Lyons, J. McWilliams, R. Moore,
   W. Weaver

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
_______________________________________________________________________________


2. APPROVAL OF AUDITORS. A proposal to ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1998.
                      FOR       AGAINST      ABSTAIN
                      [ ]         [ ]          [ ]

3. APPROVAL OF ORION CAPITAL CORPORATION EMPLOYEES' STOCK PURCHASE PLAN. A proposal to approve the Orion Capital Corporation's Employee's Stock Purchase Plan.
                      FOR       AGAINST      ABSTAIN
                      [ ]         [ ]          [ ]

4. Upon such other business as may properly come before the meeting, or any adjournments thereof.

                    I PLAN TO ATTEND THE MEETING   [ ]

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1997.

   PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Signature(s)______________________________________________ Date__________, 1998

NOTE: Please sign exactly as your name appears hereon. All joint owners must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title for each. If a corporation, please sign in corporation name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner.
-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

      VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE
                      UNDER THE WM. H. MCGEE & CO., INC.
                              PROFIT SHARING PLAN

     I hereby direct that at the Annual Meeting of Stockholders of Orion Capital Corporation on May 28, 1998, and at any adjournments thereof, the voting rights pertaining to my pro rata share of Orion Capital Corporation Common Stock held by the Trustee under the Profit Sharing Plan shall be exercised in accordance with the Proxy Statement for the election of the persons nominated as directors (unless such authority is withheld as provided on this card) and with respect to all the additional proposals as checked on this card, or if not checked, for such proposals.

INSTRUCTION CARDS WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, CARDS WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS CARD WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE-

                                                               PLEASE MARK
                                                               YOUR VOTES AS /X/
                                                               INDICATED IN
                                                               THIS EXAMPLE.


                                                     FOR           WITHHOLD
                                                 ALL NOMINEES      AUTHORITY
                                                 LISTED (EXCEPT   TO VOTE FOR
                                                   AS MARKED)    NOMINEES LISTED

1.  ELECTION OF DIRECTORS
    for all nominees listed (except as marked)        / /             / /

    M. Becker, G. Cheesbrough, J. Colman,
    D. Elliot, V. Fash, H. Jeffrey, G. Kreh,
    W. Lyons, J. McWilliams, R. Moore, W. Weaver

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ____________________________________________________________________________

                                                        FOR   AGAINST   ABSTAIN
2.  APPROVAL OF AUDITORS. A proposal to ratify the      / /     / /       / /
    selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1998.

                                                         FOR   AGAINST   ABSTAIN
3.  APPROVAL OF ORION CAPITAL CORPORATION EMPLOYEES'     / /     / /       / /
    STOCK PURCHASE PLAN. A proposal to approve the Orion Capital Corporation's Employees' Stock
    Purchase Plan.

4. Upon such other business as may properly come before the meeting, or any adjournments thereof.

                                        I PLAN TO ATTEND THE MEETING  / /

                                        The undersigned hereby acknowledges
                                        Receipt of the Notice of Annual Meeting
                                        of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1997.

                                        PLEASE SIGN, DATE AND RETURN YOUR CARD
                                        IN THE ENCLOSED ENVELOPE.

Signature__________________________________________________Date___________, 1998

NOTE: Please sign exactly as your name appears hereon.

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

       VOTING INSTRUCTIONS TO VANGUARD FIDUCIARY TRUST COMPANY AS TRUSTEE

                      UNDER THE ORION CAPITAL CORPORATION

                  EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN


     I hereby direct that at the Annual Meeting of Stockholders of Orion Capital Corporation on May 28, 1998, and at any adjournments thereof, the voting rights pertaining to my pro rata share of Orion Capital Corporation Common Stock held by the Trustee under the Employees' Stock Savings and Retirement Plan shall be exercised in accordance with the Proxy Statement for the election of the persons nominated as directors (unless such authority is withheld as provided on this card) and with respect to all the additional proposals as checked on this card, or if not checked, for such proposals.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)



--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

            THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

                                                            Please mark  /X/
                                                           your votes as
                                                           indicated in
                                                           this example

                                                       FOR         WITHHOLD
                                                 all nominees     AUTHORITY
                                                 listed (except   to vote for
                                                   as marked)    nominees listed

1. ELECTION OF DIRECTORS                               / /            / /
   for all nominees listed (except as marked)

   M. Becker, G. Cheesbrough, J. Colman, D. Elliot,
   V. Fash, R. Jeffrey, B. Kreh, W. Lyons, J. McWilliams,
   R. Moore, W. Weaver

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


                                                     FOR    AGAINST    ABSTAIN
2. APPROVAL OF AUDITORS. A proposal to ratify the    / /      / /        / /
   selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1998.

                                                     FOR    AGAINST    ABSTAIN
3. APPROVAL OF ORION CAPITAL CORPORATION EMPLOYEES'  / /      / /        / /
   STOCK PURCHASE PLAN. A proposal to approve the Orion Capital Corporation's Employees' Stock
   Purchase Plan.

4. Upon such other business as may properly come before the meeting, or any adjournments thereof.


                      I PLAN TO ATTEND THE MEETING    / /

             The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1997.

             PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Signature(s) _________________________________________ Date _____________, 1998
NOTE: Please sign exactly as your name appears hereon. All joint owners must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title for each. If a corporation, please sign in corporation name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner.

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